Exhibit 10.21

PROMISSORY NOTE
(Repayable/Employee)

$200,000.00	Rochester, New York
Date: December 20, 2001

FOR VALUE RECEIVED, the undersigned Mark Goldsmith (the “Employee”) and Anne Midler (the “Employee’s Spouse”), promise to pay to the order of GENENCOR INTERNATIONAL, INC. (“Genencor” or the “Company”), Two Hundred Thousand Dollars ($200,000.00) without interest, (except in the event of default, delinquent payment or as otherwise set out below), at the principal offices of Genencor, upon the following terms and conditions:

1.	The entire principal amount of this promissory note (“Note”) shall be due and payable five (5) years from the date hereof (“Term”), or as such date is otherwise extended by written agreement of the parties.

2.	The Company shall reimburse the Employee (or the Employee’s Spouse, as the case may be) for all individual income or related taxes resulting from any interest imputed on this loan during the Term under the Internal Revenue Code and/or applicable federal and state tax laws.

3.	The above notwithstanding, in the event the Employee: (i) is discharged by Genencor for cause; or (ii) leaves the employment of Genencor of his or her own volition, the entire principal amount of this Note shall become due and payable on that date which is thirty (30) days from the effective date of such discharge or voluntary termination; and commencing on such date, if the Note remains unpaid, interest on the unpaid principal amount of the Note at the rate which is two percent (2%) higher than the then current Prime Rate as quoted in The Wall Street Journal on the first business day preceding such effective date (or the maximum interest rate allowed by law, if such Prime Rate-based interest exceeds same) shall accrue pro rata (1/365 per day overdue) (the “Termination Rate”) and also become immediately due and payable together with the unpaid principal amount of this Note.

4.	The above notwithstanding, in the event: (i) the Employee and the Company mutually agree that the Employee will terminate from employment with the Company; or (ii) the Company terminates the Employee for any reason other than cause; or (iii) the Employee ceases employment with the Company through: (a) retirement (i.e. at age 55 or older with at least ten (10) years of service with the Company); or (b) permanent disability under the Company’s long-term disability program, the entire principal amount of this Note shall become due and payable on that date which is ninety (90) days from the effective date of such termination or retirement, or from the date of such disability, as the case may be, and commencing on such date, if the Note remains unpaid, interest on the unpaid principal amount of the Note at the Termination Rate shall also become immediately due and payable together with the unpaid principal amount of this Note. In the event of Employee’s death, the entire principal amount of this Note shall become due and payable on that date which is one hundred eighty (180) days after the date of death, and if the Note remains unpaid, interest on the unpaid principal amount of the Note at the Termination Rate shall also become immediately due and payable together with the unpaid principal amount of this Note.

It is expressly understood and agreed between the Parties that the Company’s reimbursement obligation for individual taxes pursuant to Section 2 above does not cover any period beyond the Term (i.e. during any grace periods for repayment, being thirty (30) days under Section 3 above and ninety (90) days or one hundred eighty (180) days, respectively, under this Section 4).

5.	In the event the Employee remains employed by the Company upon that date being one hundred eighty (180) days prior to the expiration of the Term, the terms and maturity of this loan may be re-examined by the Company and any agreements regarding same between the Employee and the Company will be set out in writing.

6.	All or any part of the unpaid principal amount of this Note may be prepaid without premium at any time prior to the maturity hereof.

7.	The total amount of this loan must be used exclusively as a down payment on a residence for the Employee in Palo Alto, California or its surrounding area (the “Residence”), which down payment must also include an amount which is the lesser of: (i) $25,000 of the Employee’s other funds; or (ii) the equity proceeds from the sale of the Employee’s previous residence. The grace periods for repayment notwithstanding, in the event the Employee’s Residence is sold prior to repayment of all amounts owing under this Note, the entire principal amount of this Note shall become due and payable immediately upon closing of such sale.

8.	If payment on this Note is not made when due, and legal action is commenced on this Note, the Employee agrees to pay reasonable attorneys’ fees and out-of-pocket expenses of suit and enforcement.

9.	At the Company’s request, the Employee and the Employee’s Spouse shall execute documentation securing this loan, including without limitation, a deed of trust on the Residence in favor of the Company, in such form as reasonable and customary in the Palo Alto area residential market, which deed of trust shall only be recorded in the Company’s sole discretion. All costs of recording shall be borne by the Company.

10.	Nothing in this Note shall be interpreted to give the Employee any guarantee of employment or right to continue in the employ of Genencor for any particular period of time.

IN WITNESS WHEREOF, the Employee has executed, dated and delivered this Promissory Note effective as of the day and year first written above.

WITNESS:
for the EMPLOYEE		/s/ Mark A. Goldsmith

Signature — EMPLOYEE

/s/ Sheila Bernstein

Social Security Number

Date:	12/20/01	Date:	12/20/01

WITNESS:
for the EMPLOYEE’S SPOUSE		/s/ Anne E. Midler

Signature — EMPLOYEE’S SPOUSE

/s/ Sheila Bernstein

Social Security Number

Date:	12/20/01	Date:	12/20/01

GENENCOR INTERNATIONAL, INC.		WITNESS:
for the Company

By:	Debby Jo Blank	/s/ James R. Sjoerdsma

Title:	CBO	Date: 12/19/01

Date:	12/19/01

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